SECURITIES AND EXCHANGE COMMISSION

                         Washington, D.C.  20549




                             FORM 8-K

                          CURRENT REPORT




Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                     Date of Report: January 4, 2001

            Exact Name of
Commission  Registrant        State or other   IRS Employer
File        as specified      Jurisdiction of  Identification
Number      in its charter    Incorporation    Number
----------  --------------    ---------------  --------------

1-12609     PG&E Corporation  California       94-3234914

1-2348      Pacific Gas and   California       94-0742640
            Electric Company




Pacific Gas and Electric Company    PG&E Corporation
77 Beale Street, P.O. Box 770000    One Market, Spear Tower, Suite 2400
San Francisco, California  94177    San Francisco, California 94105

(Address of principal executive offices) (Zip Code)


Pacific Gas and Electric Company    PG&E Corporation
(415) 973-7000                     (415) 267-7000

    (Registrant's telephone number, including area code)

Item 5.	 Other Events.


California Energy Crisis

As previously disclosed, the California Public Utilities Commission
(CPUC) held emergency hearings on December 27, 28, 29, 2000, and January 2, 2001, concerning the post transition period electric ratemaking proceedings for Pacific Gas and Electric Company (Utility). Specifically, the stated purpose of the hearings was to address (1) when the rate freeze will end, (2) any necessary adjustments to the Utility's current transition cost recovery plan, (3) if the rate freeze has ended, determine what adjustments are appropriate to maintain the Utility's ability to provide adequate service, (4) address the statutory requirement for notice of a rate increase, (5) evaluate whether it is in the public interest for the Utility to divest remaining generation facilities, and (6) evaluate whether power produced from retained generation assets should serve the Utility's customers.

On the morning of January 3, 2001, the administrative law judge in the proceedings issued a proposed decision and the CPUC also heard final oral arguments from parties that afternoon. The CPUC is scheduled to issue a final decision on January 4, 2001. The proposed decision addresses only the issues of a temporary rate increase and a change in accounting methodology for the generation memorandum accounts. All other issues will be addressed at some future point after the independent auditors engaged by the CPUC to review the overall financial position of the Utility have submitted their report. The report also is expected to include a review and analysis of the financial position of PG&E Corporation, the holding company of the Utility, its other affiliates, and the flow of funds between these entities and the Utility.

Under the proposed decision, the Utility would be allowed to implement an immediate, interim surcharge of one cent per kilowatt-hour (kWh). The interim surcharge would remain in effect for 90 days, and would be subject to refund. The surcharge is expected to result in rate increases of approximately 9 % for residential customers, 7 % for small business customers, 12 % for medium commercial customers, and 15 % for large commercial customers.

The proposed decision also adopts a modification in the methodology used for accounting for year-end excess revenues accrued in the Utility's generation memorandum accounts. The proposed modification would require that the Utility credit the net amounts in these accounts as of December 31, 2000 to the under-collections accrued in the Transition Revenue Account (TRA) rather than to the Transition Cost Balancing Account
(TCBA). (The TRA is a regulatory balancing account in which the Utility's under-collected power purchases are recorded, and the TCBA is a regulatory balancing account used to track recovery of transition costs.) The Utility would be required to reverse and adjust all necessary accounting entries to these accounts retroactively. The proposed decision states that as of November 30, 2000, the Utility's generation memorandum accounts related to its hydroelectric, fossil fuel, and nuclear assets contain excess revenues of $1.1 billion.

                               SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.



                            PG&E CORPORATION

                            By     BRUCE R. WORTHINGTON
                                  ---------------------
                                  BRUCE R. WORTHINGTON
                            Senior Vice President and General Counsel


                            PACIFIC GAS AND ELECTRIC COMPANY

                            By      DINYAR B. MISTRY
                                  ------------------------------
                                  DINYAR B. MISTRY
                                  Vice President and Controller




Dated: January 4, 2001